                         [LETTER HEAD OF OLSHAN OMITTED]

                                  July 10, 2006

Handheld Entertainment, Inc.
539 Bryant Street, Suite 403
San Francisco, California 94107

           Re:    Form SB-2 Registration Statement (Registration No. 333-133215)
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Handheld Entertainment, Inc., a
Delaware corporation (the "Company"), in connection with the Company's
Registration Statement on Form SB-2 (as amended from time to time, the
"Registration Statement"), initially filed with the Securities and Exchange
Commission (the "Commission") on April 11, 2006, under the Securities Act of
1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of the offer and sale of up to 4,695,910 shares (the "Shares")
of the common stock, par value $0.0001 per share, of the Company (the "Common
Stock"). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B promulgated under the
Securities Act.

                  In connection with this opinion, we have examined the
Company's Certificate of Incorporation and By-Laws, each as amended to date, the
Registration Statement and such other documents as we have considered appropriate for purposes of this opinion.

                  We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

July 10, 2006

                  On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the
Shares, when sold as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

                  The foregoing opinion is limited to the General Corporation
Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion is being furnished solely for the
Company's benefit in connection with the issuance, offer and sale of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference made to our firm under the caption "Legal Matters" in the Prospectus constituting part of the Registration
Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the
Securities Act or the rules and regulations of the Commission.

                           Very truly yours,
                           /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY

                           OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP